STAFFING SOLUTIONS (uk) lIMITED

(f/k/a iNITIO INTERNATIONAL HOLDINGS LIMITED)

805 Third Avenue Suite 902 212.838-5100 212.838.2676/ Fax www.rbsmllp.com

Independent Auditor’s Report

The Board of Directors and Shareholders

Staffing 360 (UK) Limited

(f/k/a Initio International Holdings Limited)

We have audited the accompanying combined financial statements of Staffing 360 (UK) Limited (a England and Wales Corporation) and affiliated entities (the "Company") which comprise of the combined balance sheets as of December 31, 2013, 2012 and 2011, and the combined related statements of operations, changes in shareholder's equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

New York, NY

March 19, 2014

New York, NY Washington DC Mumbai, India San Francisco, CA Beijing, China

STAFFING 360 SOLUTIONS (UK) LIMITED

(F/K/A INITIO INTERNATIONAL HOLDINGS LIMITED)

COMBINED BALANCE SHEETS

	December 31,	December 31,	December 31,
	2013	2012	2011

ASSETS

Current Assets:
Cash and cash equivalents	$414,140	$467,765	$631,963
Accounts receivable, net of allowance for doubtful accounts	12,034,228	10,376,315	9,706,394
Other receivable	248,431	-	-
Due from shareholders	699,323	-	-
Prepaid expenses and other current assets	550,131	612,560	603,630
Total Current Assets	13,946,253	11,456,640	10,941,987

Property and equipment, net of accumulated depreciation	266,317	278,681	281,557
Debt issuance costs, net	-	-	45,759
Goodwill	3,467,628	3,467,628	3,467,628
Intangible assets, net	295,507	151,074	192,276
Other assets	1,311,483	1,182,725	990,693
Total Assets	$19,287,188	$16,536,748	$15,919,900

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Line of credit	$9,398,101	$7,294,488	$6,441,054
Current portion of long-term debt	-	-	362,339
Notes payable - related party	-	749,516	-
Accounts payable	976,465	160,236	102,979
Accrued payroll and taxes	2,878,924	1,969,205	2,665,943
Accrued sales tax payable	230,299	203,117	256,153
Accrued expenses and other current liabilities	1,771,154	1,792,864	1,956,245
Total Current Liabilities	15,254,943	12,169,426	11,784,713

Long-term debt - notes payable	-	-	768,266
Total Liabilities	15,254,943	12,169,426	12,552,979

Shareholders' Equity:
Common stock	1,595	1,595	1,595
Retained earnings	4,030,650	4,365,727	3,365,326
Total Shareholders' Equity	4,032,245	4,367,322	3,366,921
Total Liabilities and Shareholders' Equity	$19,287,188	$16,536,748	$15,919,900

The accompanying notes are an integral part of these combined financial statements

STAFFING 360 SOLUTIONS (UK) LIMITED

(F/K/A INITIO INTERNATIONAL HOLDINGS LIMITED)

COMBINED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2013	2012	2011

Net Sales	$80,849,747	$71,248,998	$65,815,154

Cost of Sales	66,833,310	57,669,516	53,598,628

Gross Profit	14,016,437	13,579,482	12,216,526

Operating Expenses:
Salaries and wages	9,346,559	7,924,309	7,129,265
Commissions	1,701,600	1,550,033	1,363,854
Provision for bad debts	320,882	3,169	10,576
Depreciation and amortization	163,178	176,309	204,415
General and administrative expenses	2,367,345	2,614,774	2,873,645
Total Operating Expenses	13,899,564	12,268,594	11,581,755

Income From Operations	116,873	1,310,888	634,771

Other Income (Expenses):
Interest expense	(518,470)	(527,707)	(450,548)
Other income	86,604	150,445	-
Net (loss) gain on foreign currency translation	(16,248)	70,830	1,575
(Loss) Income before provision for income tax	(331,241)	1,004,456	185,798

Income tax expense	(3,836)	(4,055)	(57,134)
Net (Loss) Income	$(335,077)	$1,000,401	$128,664

The accompanying notes are an integral part of these combined financial statements

STAFFING 360 SOLUTIONS (UK) LIMITED

(F/K/A INITIO INTERNATIONAL HOLDINGS LIMITED)

COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock		Retained	Total
	Shares	Par Value	Earnings	Equity
Balance, December 31, 2010	1,129,872	$1,595	$3,236,662	$3,238,257

Net Income	-	-	128,664	128,664

Balance, December 31, 2011	1,129,872	1,595	3,365,326	3,366,921

Net Income	-	-	1,000,401	1,000,401

Balance, December 31, 2012	1,129,872	1,595	4,365,727	4,367,322

Net Loss	-	-	(335,077)	(335,077)

Balance, December 31, 2013	1,129,872	$1,595	$4,030,650	$4,032,245

The accompanying notes are an integral part of these combined financial statements

STAFFING 360 SOLUTIONS (UK) LIMITED

(F/K/A INITIO INTERNATIONAL HOLDINGS LIMITED)

COMBINED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2013	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES

Net (loss) income	$(335,077)	$1,000,401	$128,664
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization expense	163,178	176,309	204,415
Net liabilities assumed in purchase	-	-	(531,413)
Changes in operating assets and liabilities:
Accounts receivable	(1,657,913)	(669,921)	(1,075,185)
Other receivable	(248,431)	-	-
Prepaid and other current assets	30,430	(2,799)	(94,232)
Other assets	(96,759)	(198,163)	(93,728)
Accounts payable	816,229	57,257	(94,554)
Accrued payroll, taxes and accrued expenses	31,677	(860,119)	1,470,952
Accrued sales tax	27,182	(53,036)	(172,600)
Net cash used in operating activities	(1,269,484)	(550,071)	(257,681)

CASH FLOW FROM INVESTING ACTIVITIES
Cash paid for acquisition of intangible assets	(45,501)	-	(74,760)
Purchases of property and equipment	(92,737)	(86,472)	(251,938)
Net cash used in investing activities	(138,238)	(86,472)	(326,698)

CASH FLOW FROM FINANCING ACTIVITIES
Net proceeds-line of credit	2,103,613	853,434	601,873
Principal payments of long-term debt	(749,516)	(381,089)	(803,583)
Proceeds from long-term debt	-	-	768,266
Net cash provided by financing activities	1,354,097	472,345	566,556

Net decrease in cash	(53,625)	(164,198)	(17,823)

Cash - Beginning of Year	467,765	631,963	649,786

Cash - End of Year	$414,140	$467,765	$631,963

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$507,540	$517,770	$461,789

SUPPLEMENTAL SCHEDULES OF NONCASH FINANCING ACTIVITIES:

Due from shareholders	$699,323	$-	$-

The accompanying notes are an integral part of these combined financial statements

STAFFING 360 SOLUTIONS (UK) LIMITED

(F/K/A INITIO INTERNATIONAL HOLDINGS LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Staffing 360 Solutions (UK) Limited (f/k/a Initio International Holdings Limited) (the “Company” or “Initio”) is a United Kingdom (“UK”) domiciled company organized under the laws of England and Wales.

Initio is a full service staffing company with established brands in the United States (“US”) and the UK. Initio’s US division, Monroe Staffing Services, LLC, a Delaware limited liability company (“Monroe”), was established in 1969 as a full-service consulting and staffing agency. In 2008, Monroe was purchased by Qualified Resources International Inc. (“QRI”) which was established in 2004. In 2009, QRI changed its name to Monroe Staffing Services, LLC. Monroe is a wholly owned subsidiary of Faro Recruitment America, Inc., a New York corporation (“Faro”) which is 100% owned by the Company. Monroe has 14 offices located in the US, including offices in Connecticut, Massachusetts, Rhode Island, New Hampshire and North Carolina.

Initio’s UK division, consisting of four distinct entities (the “Longbridge Entities”), was established in 1989 as an international multi-sector recruitment company, catering to the sales and marketing, technology, legal and information technology solutions sectors.

On January 3, 2014, Staffing 360 Solutions, Inc. consummated and closed the acquisition of 100% of the issued and outstanding stock of Initio and its subsidiaries, including but not limited to Monroe, and the Longbridge Entities. The Acquisition was completed and the Company became a wholly owned subsidiary of Staffing 360 Solutions Limited, an England and Wales corporation, which is 100% owned by Staffing 360 Solutions, Inc., a Nevada corporation (“Staffing 360”). In connection with the acquisition, the Company changed its name to Staffing 360 Solutions (UK) Limited.

NOTE 2 – BASIS OF PRESENTATION

Combined Financial Statements

The Company’s combined financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures at the date of the financial statements the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

The combined financial statements include the accounts of the Company, Monroe and the Longbridge Entities. All significant inter-entity transactions and balances have been eliminated. The remaining other entities that are separately incorporated and were not part of the acquisition by Staffing 360 on January 3, 2014 are not included in the combined financial statements.

STAFFING 360 SOLUTIONS (UK) LIMITED

(F/K/A INITIO INTERNATIONAL HOLDINGS LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS

Fiscal Year End

The Company’s fiscal year end is December 31st while Monroe utilizes a fiscal year that ends on the Saturday nearest to but no later than December 31st.

Foreign Currency

Monroe’s functional currency is the US Dollar and the Longbridge Entities functional currency is the British Pound. For the purpose of presenting these combined financial statements, the Company’s functional currency is considered to be the US Dollar. Any adjustment that would have resulted using the British Pound as the Longbridge Entities functional currency is considered to be immaterial. At the balance sheet date, monetary assets and liabilities, which are denominated in other currencies, are translated into US Dollars at the year-end exchange rates. Revenue and expense items are translated into US Dollars at the average rate of exchange prevailing during the period. Resulting gains or losses are included in other income/loss in the accompanying combined statements of operations.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management has determined that an estimate is necessary with regards to allowance for doubtful accounts.

Cash - The Company considers highly liquid investments such as time deposits and certificates of deposit with an original maturity of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents maintained in the US or UK.

Accounts Receivable - Accounts receivable are shown net of an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of past write-offs, collections and current credit conditions. Accounts are written off based on management’s evaluation of the collectability of each account resulting from collection efforts. The allowance for doubtful accounts was $491,460, $358,717 and $392,158 at December 31, 2013, 2012 and 2011, respectively.

Property and Equipment - Property and equipment are stated at cost. Depreciation is provided using the straight-line method based on the estimated useful lives of the respective assets which range from 1 to 7 years. Improvements to leased property are depreciated over the lesser of the life of the lease or the life of the improvement. Expenditures for maintenance and repairs are charged to operations as incurred.

STAFFING 360 SOLUTIONS (UK) LIMITED

(F/K/A INITIO INTERNATIONAL HOLDINGS LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS

Fair Value Measurements - The Company follows the provisions of ASC 820, “Fair Value Measurements and Disclosures” which defines, and provides guidance as to the measurement of, fair value. ASC 820 creates a hierarchy of measurement and indicates that, when possible, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The fair value hierarchy gives the highest priority (Level 1) to quoted prices in active markets and the lowest priority (Level 3) to unobservable data, for example, the reporting entity’s own data. Under the standard, fair value measurements are separately disclosed by level within the fair value hierarchy. ASC 820 applies when assets or liabilities in the financial statements are to be measured at fair value, but does not require additional use of fair value beyond the requirements in other accounting principles.

Goodwill - Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combinations. ASC 350 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) when circumstances indicate that the recoverability of the carrying amount of goodwill may be in doubt. No impairment loss on goodwill was recognized in these combined financial statements.

Intangible Assets - Intangible assets with finite lives are amortized over periods ranging from two to ten years. Intangible assets subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. No impairment loss on intangible assets was recognized in these combined financial statements.

Debt Issuance Costs - The Company incurred debt issuance costs related to the line of credit with Sterling National Bank. Debt issuance costs were being amortized over the term of the line of credit. The remaining costs were amortized in full during 2012 as a result of the line of credit being terminated. Amortization expense was $-0-, $45,759 and $36,607 for the years ended December 31, 2013, 2012 and 2011, respectively.

Revenue Recognition - The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Taxes

Monroe

Monroe is treated as a partnership for income tax purposes. Consequently, Monroe is not required to pay federal or state income taxes on its taxable income. Taxes on income of the limited liability company are paid by Faro. Accordingly, no provisions for income taxes are provided on the income or loss of the entity.

STAFFING 360 SOLUTIONS (UK) LIMITED

(F/K/A INITIO INTERNATIONAL HOLDINGS LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS

The income tax returns of Monroe for the years ended December 31, 2010 through December 31, 2013 are subject to examination by the Internal Revenue Service and States of Connecticut, California, Delaware, Georgia, Illinois, Indiana, Kansas, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, North Carolina, Rhode Island, Texas, Utah and Virginia.

Longbridge Entities

The Longbridge Entities are domiciled in the UK and file their tax returns in those jurisdictions.

Deferred Tax - Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amounts expected to be realized or owed.

Subsequent Events - In preparing these combined financial statements, management has evaluated subsequent events through March 19, 2014, which represents the date the financial statements were available to be issued.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2013, 2012 and 2011:

	December 31, 2013	December 31, 2012	December 31, 2011

Leasehold improvements	$44,805	$39,942	$35,465
Furniture, fixtures and equipment	771,947	684,073	602,078

Less accumulated depreciation	(550,435)	(445,334)	(355,986)

Property and Equipment, Net	$266,317	$278,681	$281,557

Depreciation expense totaled $105,101, $89,348 and $154,074 for the years ended December 31, 2013, 2012 and 2011, respectively.

NOTE 5 – GOODWILL AND INTANGIBLE ASSETS

Goodwill

Goodwill arose through the acquisition of Monroe and the Longbridge Entities. The Company’s management concluded that goodwill had not been impaired as of December 31, 2013, 2012 and 2011.

STAFFING 360 SOLUTIONS (UK) LIMITED

(F/K/A INITIO INTERNATIONAL HOLDINGS LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS

Intangible Assets

On February 28, 2011, Monroe acquired certain assets of a staffing agency. The Company issued a promissory note to the sellers for $225,000, which was fully paid in 2012. In connection with the acquisition, the Company identified and recognized an intangible asset of $206,010 representing customer and prospect lists. The asset is being amortized over the estimated useful life of five years. The intangible asset balance, net of accumulated amortization, at December 31, 2013 is $109,872.

On June 18, 2013, Monroe acquired certain assets of a staffing agency. According to the purchase agreement, Monroe agreed to pay the seller a monthly commission of 20% of the gross profit generated from future sales by the seller’s customers for a period of 24 months from the closing date, which was estimated to be a total of $202,510 at the time of closing. At December 31, 2013, the earn-out liability owed to the seller was $157,009 and is included in accrued expenses and other current liabilities. In connection with the acquisition, the Company identified and recognized an intangible asset of $202,510 representing customer lists and temporary employment contracts. The intangible asset is being amortized over the estimated useful life of five years. The intangible asset balance, net of accumulated amortization, at December 31, 2013 is $185,635.

The Company will recognize amortization expense of $81,702 in the fiscal year ended 2014, $81,702 in the fiscal year ended 2015, $67,968 in the fiscal year ended 2016, $40,500 in the fiscal year ended 2017 and $23,635 in the fiscal year ended 2018.

NOTE 6 - OTHER ASSETS

Other assets consist of the Company’s $36,000 investment in a captive insurance company, as well as the related security collateral in the amounts of $1,231,280, $1,102,530 and $913,490 as of December 31, 2013, 2012 and 2011, respectively.

NOTE 7 – DUE FROM SHAREHOLDERS

Due from shareholders includes professional fees totaling $699,323 related to the January 3, 2014 Acquisition of the Company as described in Note 16.  The amounts were paid by the Company's shareholders subsequent to year end.

NOTE 8 - LINE OF CREDIT

Effective November 1, 2012, the Company entered into a $14,000,000 line of credit (“New Line”) with Wells Fargo Bank, NA. The New Line replaced the Sterling National Bank line of credit (“Old Line”). The New Line is subject to accounts receivable limitations and bears interest at Libor plus 5% (5.17% as of December 31, 2013) on the greater of $5,000,000 or the actual loan balance outstanding, and expires on October 31, 2015. The New Line has an annual facility fee, is subject to certain covenants and is secured by all of the assets of the Company. The covenants are as follows:

•	The Company’s Working Capital Ratio (defined as current assets less current liabilities) shall at all times be not less than 1:1 measured on a quarterly basis.

•	The Company’s Cash Flow (defined as Net income plus depreciation and amortization less debt service, distributions and non-financed capital expenditures) shall at all times be positive, as measured on a quarterly cumulative basis.

•	The Company shall not make any loans, advances or transfers to any subsidiary or affiliate other than transactions in the ordinary course of business.

STAFFING 360 SOLUTIONS (UK) LIMITED

(F/K/A INITIO INTERNATIONAL HOLDINGS LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS

Effective August 18, 2011, the Sterling National Bank line increased from $7,000,000 to $8,500,000. The Old Line was subject to a borrowing base limitation, bore interest at the greater of 5% or prime plus 1.75% (5% at December 31, 2011) on outstanding balances and was due to expire in April 2014. The Old Line was subject to certain covenants, secured by all assets of the Company and guaranteed by a beneficial majority owner of the managing member of the Company. The Old Line was paid in full in November 2012 with proceeds from the New Line.

NOTE 9 - LONG-TERM DEBT

The following is a summary of long-term debt at December 31, 2013, 2012 and 2011:

	December 31, 2013	December 31, 2012	December 31, 2011

Note payable for acquisition of staffing agency; non-interest bearing; payable in monthly installments of $9,375. Note was paid off early in 2012.	$-	$-	$131,250

Note payable to a related party; bearing interest at a fixed rate of 9%; payable in annual installment of $210,839 plus interest in 2010, $166,559 plus interest in 2011, $249,839 plus interest in 2012 and final installment payments totaling $749,516 including interest through May 2013.	-	749,516	999,355
		749,516	1,130,605

Less current portion	-	(749,516)	(362,339)

	$-	$-	$768,266

STAFFING 360 SOLUTIONS (UK) LIMITED

(F/K/A INITIO INTERNATIONAL HOLDINGS LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 10 - COMMITMENTS

During 2013, Monroe had employment agreements with two of the current executives. These agreements provide that the executives will be guaranteed a base annual salary of $300,000 and $150,000, respectively. Upon termination of the executives, the Company is obligated to pay compensation through the date of termination or the first anniversary of the date of termination, depending on the reason for termination. In addition, the executives are entitled to participate in the Company’s discretionary bonus plan.

During 2013, the Company had an employment agreement with a current executive. The agreement provides that the executive will be guaranteed a base annual salary of £250,000. Upon termination of the executives, the Company is obligated to pay compensation through the date of termination or the first anniversary of the date of termination, depending on the reason for termination. In addition, the executives are entitled to participate in the Company’s discretionary bonus plan.

On January 3, 2014, the Company was acquired by Staffing 360 Solutions, Inc. (“Staffing Solutions”). Additionally, Mr. Briand entered into an employment agreement with Monroe and acknowledged by Initio and Staffing 360 (the “Briand Employment Agreement”). Pursuant to the Briand Employment Agreement, Mr. Briand will serve as Co-Chief Executive Officer of the Company (as well as Chief Executive Officer of Monroe). Mr. Briand will be paid a salary of $300,000 per annum, plus other benefits including reimbursement for reasonable expenses, paid vacation and insurance coverage, for his roles with both Staffing Solutions and Monroe. Mr. Briand will also be entitled to an annual bonus of up to 50% of his annual base salary based on Staffing Solutions and its Subsidiaries reaching certain financial milestones. The Briand Employment Agreement has a term of five years and will automatically renew thereafter unless 12 months written notice is provided by either party. Mr. Briand’s salary and bonus will be paid by Monroe. Aside from the Briand Employment Agreement, Mr. Briand has not been involved in any transaction with Staffing Solutions that would require disclosure under Item 404(a) of the Regulation S-K.

Additionally on January 3, 2014 and in connection with the acquisition by Staffing Solutions, Mr. Flood entered into a services agreement with Initio and acknowledged by Staffing Solutions (the “Flood Employment Agreement”). Pursuant to the Flood Employment Agreement, Mr. Flood will serve as Executive Chairman of the Board (as well as Chief Executive Officer of Initio). Mr. Flood will be paid a salary of £192,000 per annum, less statutory deductions, plus other benefits including reimbursement for reasonable expenses, paid vacation and insurance coverage, for his roles with both Staffing Solutions and Initio. Mr. Flood’s salary will be adjusted (but not decreased) annually based upon the Consumer Price Index in UK for All Urban Consumers. Mr. Flood will also be entitled to an annual bonus of up to 50% of his annual base salary based on Staffing Solutions and its Subsidiaries reaching certain financial milestones. The Flood Employment Agreement has a term of five years and will automatically renew thereafter unless 12 months written notice is provided by either party. Mr. Flood’s salary and bonus will be paid by Initio. Aside from the Flood Employment Agreement, Mr. Flood has not been involved in any transaction with Staffing Solutions that would require disclosure under Item 404(a) of the Regulation S-K. Both employment agreements include customary non-compete/solicitation language for a period of 12 months after termination of employment.

STAFFING 360 SOLUTIONS (UK) LIMITED

(F/K/A INITIO INTERNATIONAL HOLDINGS LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS

The Company had an employment agreement with a former executive. This agreement, which expired in November 2012, provided that the executive would be guaranteed a base annual salary of $100,000 plus benefits.

NOTE 11 - LEASE COMMITMENTS

The Company has various non-cancellable operating leases for fifteen offices, with terms ranging from three months to five years that expire at various times through December 2016. Several of the office leases contain renewal options ranging from three months to five years. Aggregate monthly payments under these operating leases were approximately $37,000.

The Company has various non-cancellable operating leases for equipment, with terms ranging from 36 to 69 months that expire at various times through December 2018. Aggregate monthly payments under these operating leases were approximately $5,000.

Future minimum lease payments under all operating leases are as follows:

Fiscal Year Ending

2014	$413,156
2015	254,855
2016	203,559
2017	2,430
2018	2,430

Total	$876,430

Rent expense was $578,292, $526,837 and $479,540 for the years ended December 31, 2013, 2012 and 2011, respectively.

NOTE 12 - RETIREMENT PLAN

Monroe has a 401(k) employee retirement plan. Substantially all full-time employees who have attained the age of 21 are eligible for participation in the plan after completion of six months of service. Contributions by the Company were $348,000, $275,112 and $225,779 for the years ended December 31, 2013, 2012 and 2011, respectively.

NOTE 13 - CONTINGENCIES

Monroe was a defendant in a lawsuit filed by a former employee who was injured while providing service to a customer. Included in the accompanying financial statements is a provision for potential legal fees and settlement costs associated with the lawsuits. The provision was $175,000 at December 31, 2011. The lawsuit was settled during 2012 for $77,500. No provision was necessary at December 31, 2013.

STAFFING 360 SOLUTIONS (UK) LIMITED

(F/K/A INITIO INTERNATIONAL HOLDINGS LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS

Monroe is currently in negotiations with the US Department of Labor pertaining to an investigation into overtime owed to temporary employees from the period of August 2011 to August 2013. At December 31, 2013, the Company has accrued $200,000 for a potential negative outcome in this matter. The amount is included in accrued payroll and taxes on the balance sheet.

NOTE 14 – INCOME TAXES

The Company and affiliated entities file separate income tax returns in the US and UK.

The United States of America

Faro is subject to US federal corporate income tax at gradual rates of up to 34%.

Monroe is subject to US federal corporate income tax at gradual rates of up to 34%.

The United Kingdom

The UK’s standard corporation tax rate is approximately 20%.

The components of earnings (losses) before income taxes are as follows:

	Years ended December 31,
	2013	2012	2011

US	$(580,721)	$496,087	$914,572
UK	249,480	508,369	(728,774)
Total	$(331,241)	$1,004,456	$185,798

UK income tax expense for each of the years ended December 31, 2013, 2012 and 2011 are as follows:

	Years ended December 31,
	2013	2012	2011

Current tax expense	$3,836	$4,005	$57,134

NOTE 15 – GEOGRAPHICAL SEGMENTS

For the years ended December 31, 2013, 2012 and 2011, the Company generated revenues in the US through Monroe and the UK through the Longbridge Entities:

STAFFING 360 SOLUTIONS (UK) LIMITED

(F/K/A INITIO INTERNATIONAL HOLDINGS LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS

	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011

Revenue generated in the US	$78,916,042	$69,312,938	$64,094,828
Revenue generated in the UK	1,933,705	1,936,060	1,720,326
Total revenue	$80,849,747	$71,248,998	$65,815,154

As of December 31, 2013, 2012 and 2011, the Company has assets in the US under Monroe and in the UK under the Longbridge Entities:

	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011

Total assets in the US	$14,550,935	$12,326,596	$11,680,081
Total assets in the UK	4,736,253	4,210,152	3,745,550
Total assets	$19,287,188	$16,536,748	$15,919,900

As of December 31, 2013, 2012 and 2011, the Company has liabilities in the US under Monroe and in the UK under the Longbridge Entities:

	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011

Total liabilities in the US	$14,164,762	$11,347,701	$11,252,747
Total liabilities in the UK	1,090,181	821,725	1,300,232
Total liabilities	$15,254,943	$12,169,426	$12,552,979

NOTE 16 – SUBSEQUENT EVENTS

On January 3, 2014, the Company was acquired by Staffing 360 (the “Acquisition”). The Acquisition was completed pursuant to that certain Share Purchase Agreement (the “Share Purchase Agreement”), dated October 30, 2013, as amended by Amendment No. 1 to the Share Purchase Agreement, dated December 10, 2013, by and among the Company and Staffing 360.

The aggregate consideration paid at the closing to the Initio Shareholders for the sale and purchase of all the shares of Initio and the Subsidiaries was as follows: (i) $14.85 million (the "Purchase Price") in cash, shares and promissory notes of the Company; plus (ii) $500,000 (the "Fee Consideration") (the aggregate of (i) an (ii) together the equal “Total Purchase Price” of $15.35 million) as follows:

STAFFING 360 SOLUTIONS (UK) LIMITED

(F/K/A INITIO INTERNATIONAL HOLDINGS LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS

(i)	Cash Portion. At closing, the Company paid the Initio Shareholders an aggregate of $6,440,000 in immediately available funds;

(ii)	Shares. At closing, the Company issued 3,296,702 shares, to the Initio Shareholders of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), valued at a price of $1.50 per shares, which such shares are subject to piggy-back registration rights; and

(iii)	Promissory Notes. At closing, the Company executed and delivered to the Initio Shareholders three year promissory notes (subject to adjustment if certain post-closing results are not achieved) in the aggregate principal amount of $3,964,949 and each Promissory Note bears interest at the rate of six percent (6%) per annum, amortized on a five year straight line basis.

On January 3, 2014, Mr. Briand entered into an employment agreement with Monroe and acknowledged by Initio and Staffing 360 (the “Briand Employment Agreement”). Pursuant to the Briand Employment Agreement, Mr. Briand will serve as Co-Chief Executive Officer of the Company (as well as Chief Executive Officer of Monroe) and was appointed as a director to the Board. Further, at closing,. Mr. Briand will be paid a salary of $300,000 per annum, plus other benefits including reimbursement for reasonable expenses, paid vacation and insurance coverage, for his roles with both Staffing Solutions and Monroe. Mr. Briand will also be entitled to an annual bonus of up to 50% of his annual base salary based on Staffing Solutions and its Subsidiaries reaching certain financial milestones. The Briand Employment Agreement has a term of five (5) years and will automatically renew thereafter unless 12 months written notice is provided by either party. Mr. Briand’s salary and bonus will be paid by Monroe. Aside from the Briand Employment Agreement, Mr. Briand has not been involved in any transaction with Staffing Solutions that would require disclosure under Item 404(a) of the Regulation S-K.

Additionally on January 3, 2014 and in connection with the acquisition by Staffing Solutions, Mr. Flood entered into a services agreement with Initio and acknowledged by Staffing Solutions (the “Flood Employment Agreement”). Pursuant to the Flood Employment Agreement, Mr. Flood will serve as Executive Chairman of the Board (as well as Chief Executive Officer of Initio). Mr. Flood will be paid a salary of £192,000 per annum, less statutory deductions, plus other benefits including reimbursement for reasonable expenses, paid vacation and insurance coverage, for his roles with both Staffing Solutions and Initio. Mr. Flood’s salary will be adjusted (but not decreased) annually based upon the Consumer Price Index in UK for All Urban Consumers. Mr. Flood will also be entitled to an annual bonus of up to 50% of his annual base salary based on Staffing Solutions and its Subsidiaries reaching certain financial milestones. The Flood Employment Agreement has a term of five (5) years and will automatically renew thereafter unless twelve months written notice is provided by either party. Mr. Flood’s salary and bonus will be paid by Initio. Aside from the Flood Employment Agreement, Mr. Flood has not been involved in any transaction with Staffing Solutions that would require disclosure under Item 404(a) of the Regulation S-K. Both employment agreements include customary non-compete/solicitation language for a period of twelve months after termination of employment.

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